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First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297
(212) 858-8000

                                    January 26, 2006


Mr. Thomas R. Bowen
Vice President
The Bank of New York
1 Wall Street - 25th Floor
New York, NY  10286

RE:   FIRST INVESTORS FUNDS

Dear Mr. Bowen:

     Please be advised that the First Investors Funds listed on Schedule A will be reorganized as Delaware statutory trusts effective after the close of business on January 27, 2006 and such funds are the successors in interest to the First Investors Funds under each of the Custody Agreement dated May 12, 2005 with The Bank of New York ("BNY") and the Foreign Custody Manager Agreements dated June 25, 2001 with BNY.


                                    Very truly yours,

                                    FIRST INVESTORS FUNDS


                                    By: /s/ Kathryn S. Head
                                        -------------------
                                        Kathryn S. Head
                                        President




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
                                   SCHEDULE A


------------------------------------------------------------------------------------------------------------
Existing Old Funds                              New Funds After Reorganization
------------------------------------------------------------------------------------------------------------
                                                FIRST INVESTORS EQUITY FUNDS, WITH THE FOLLOWING SERIES
------------------------------------------------------------------------------------------------------------
First Investors Global Fund, Inc.               Global Fund
------------------------------------------------------------------------------------------------------------
First Investors Series Fund (only               Blue Chip Fund
those series at right)                          Special Situations Fund
                                                Total Return Fund
------------------------------------------------------------------------------------------------------------
First Investors Series Fund II, Inc.            All-Cap Growth Fund                 Mid-Cap Opportunity Fund
(all series)                                    Focused Equity Fund                 Value Fund
                                                Growth and Income Fund
------------------------------------------------------------------------------------------------------------
                                                FIRST INVESTORS INCOME FUNDS, WITH THE FOLLOWING SERIES
------------------------------------------------------------------------------------------------------------
First Investors Cash Management Fund,           Cash Management Fund
Inc.
------------------------------------------------------------------------------------------------------------
First Investors Fund For Income, Inc.           Fund For Income
------------------------------------------------------------------------------------------------------------
First Investors Government Fund, Inc.           Government Fund
------------------------------------------------------------------------------------------------------------
First Investors Series Fund (only the           Investment Grade Fund
series at right)
------------------------------------------------------------------------------------------------------------